Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made as of March 26, 2019 by and between Ballantyne Strong, Inc., a Delaware corporation (the “Company”), and Lance V. Schulz, an individual (the “Consultant”).

This Amendment amends the Consulting Agreement, dated November 16, 2018, by and between the Company and the Consultant (the “Agreement”).

NOW, THEREFORE, the parties hereby agree as follows:

1. Term. The term of the Agreement is hereby extended beyond March 31, 2019 on a month-to-month basis. Either party may terminate this Agreement at any time during the term hereof upon notice to the other party. The compensation payable to the Consultant under the Agreement shall be pro-rated for any partial month and shall be payable through the date of termination of the Agreement.

2. Amendment. This Amendment amends the Agreement, which shall remain in full force and effect in accordance with its terms except as amended hereby.

3. Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties relating to the subject matter thereof and hereof, and such agreement supersedes all proposals or agreements, written or oral, and all other communications between the parties relating to such subject matter.

4. Counterparts. This Agreement may be executed in multiple counterparts, which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BALLANTYNE STRONG, INC.		CONSULTANT

By:	/s/ Mark D. Roberson	/s/ Lance V. Schulz
Name:	Mark D. Roberson	Lance V. Schulz
Title:	CFO